Exhibit 99.1

Albany International Reports Third-Quarter 2020 Results

ROCHESTER, N.H.--(BUSINESS WIRE)--October 28, 2020--Albany International Corp. (NYSE:AIN) today reported operating results for its third quarter of 2020, which ended September 30, 2020.

"Our top priority remains the health and safety of our employees, and I am proud of our employees' commitment to keeping one another safe and our operations performing well,” said Albany International President and Chief Executive Officer, Bill Higgins.

“We are reporting another quarter of strong financial performance despite the challenging business conditions resulting from the pandemic. Over the past nine months, we’ve adjusted our headcount, controlled costs and executed well across our organization. These actions positioned us to deliver healthy third-quarter profit margins despite the effects of the economic downturn on our top line. Additionally, late in the third quarter we successfully reopened our three LEAP production facilities.

“The Company is well positioned to pursue our strategies for long-term growth in our markets with positive free cash flow, a strong balance sheet and ample liquidity. Our Machine Clothing segment is the global market leader with an unmatched reputation for product reliability, customer service and product innovation. We expect near-term Albany Engineered Composites results will be driven by our current portfolio of defense and commercial programs. Longer-term, we expect organic growth to be driven by additional conventional composite contract wins and the use of our proprietary 3D composite technologies in a broader array of demanding aerospace applications,” concluded Higgins.

For the third quarter ended September 30, 2020:

  Net sales were $212.0 million, down $59.1 million, or 21.8%, when compared to the prior year. Sales declined $46.6 million, or 38.9%, in the Engineered Composites segment driven by the temporary production halt on the LEAP program.
  Gross profit of $87.3 million was 16.1% lower than the $104.1 million reported for the same period of 2019.
  Selling, Technical, General, and Research (STG&R) expenses were $47.8 million, compared to $48.7 million in the same period of 2019. Revaluation of foreign currency balances increased STG&R by $1.3 million in 2020, compared to a decrease of $1.0 million in the same period of 2019.
  Operating income was $38.8 million, compared to $55.7 million in the prior year, a decrease of 30.4%, as lower gross profit and higher restructuring expenses were partially offset by lower STG&R expenses.
  The effective tax rate was 24.7% for the third quarter of each year. Income tax adjustments reduced third-quarter income tax expense by $3.0 million in 2020 and $1.5 million in 2019.
  Net income attributable to the Company was $29.6 million ($0.92 per share), compared to $40.0 million ($1.24 per share) in Q3 2019. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.96 per share in the third quarter of 2020, compared to $1.17 in the same period of last year.
  Adjusted EBITDA (a non-GAAP measure) was $61.8 million, compared to $71.4 million in Q3 2019, a decrease of 13.5%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

“We were very pleased with the Company's performance this quarter. We finished the quarter with a very strong balance sheet. We expect to continue to generate strong free cash flow during the balance of the year. Exploiting the strength of our balance sheet and strong operational performance, we have extended the Company's revolving credit agreement until October 2024," said Albany International Chief Financial Officer and Treasurer, Stephen Nolan. "We are also updating our full-year guidance, reflecting the strong operational performance the Company delivered in the third quarter."

Outlook for Full-Year 2020

Albany International is updating financial guidance for the full-year 2020:

  Total company revenue of between $870 and $890 million;
  Effective income tax rate, including tax adjustments, of 34% to 36%;
  Total company depreciation and amortization of between $70 and $75 million;
  Capital expenditures in the range of $45 to $55 million;
  GAAP earnings per share of between $2.72 and $2.82;
  Adjusted earnings per share of between $3.35 and $3.45;
  Total company Adjusted EBITDA of $240 to $250 million;
  Machine Clothing revenue of $555 to $565 million;
  Machine Clothing Adjusted EBITDA of between $200 and $210 million;
  Albany Engineered Composites (AEC) revenue between $315 to $325 million; and
  Albany Engineered Composites Adjusted EBITDA of $75 to $85 million.

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$211,999	$271,133	$673,753	$796,454
Cost of goods sold	124,697	167,026	393,999	495,394

Gross profit	87,302	104,107	279,754	301,060
Selling, general, and administrative expenses	39,518	39,841	118,167	121,602
Technical and research expenses	8,301	8,832	26,304	28,323
Restructuring expenses, net	710	(244)	4,189	1,139

Operating income	38,773	55,678	131,094	149,996
Interest expense, net	2,242	3,987	10,042	13,035
Other expense/(income), net	(2,745)	(1,628)	13,915	(1,906)

Income before income taxes	39,276	53,319	107,137	138,867
Income tax expense	9,686	13,194	37,504	35,075

Net income	29,590	40,125	69,633	103,792
Net income/(loss) attributable to the noncontrolling interest	1	116	(1,419)	539
Net income attributable to the Company	$29,589	$40,009	$71,052	$103,253

Earnings per share attributable to Company shareholders - Basic	$0.92	$1.24	$2.20	$3.20

Earnings per share attributable to Company shareholders - Diluted	$0.91	$1.24	$2.20	$3.20

Shares of the Company used in computing earnings per share:
Basic	32,337	32,306	32,326	32,293

Diluted	32,344	32,317	32,333	32,305

Dividends declared per share, Class A and Class B	$0.19	$0.18	$0.57	$0.54

ALBANY INTERNATIONAL CORP. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) (unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$215,304	$195,540
Accounts receivable, net	210,326	218,271
Contract assets, net	104,853	79,070
Inventories	113,107	95,149
Income taxes prepaid and receivable	6,560	6,162
Prepaid expenses and other current assets	30,485	24,142
Total current assets	$680,635	$618,334

Property, plant and equipment, net	442,469	466,462
Intangibles, net	48,281	52,892
Goodwill	184,287	180,934
Deferred income taxes	38,387	51,621
Noncurrent receivables, net	36,228	41,234
Other assets	60,405	62,891
Total assets	$1,490,692	$1,474,368

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$46,740	$65,203
Accrued liabilities	119,221	125,885
Current maturities of long-term debt	12	20
Income taxes payable	12,936	11,611
Total current liabilities	178,909	202,719

Long-term debt	418,000	424,009
Other noncurrent liabilities	134,903	132,725
Deferred taxes and other liabilities	9,022	12,226
Total liabilities	740,834	771,679

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 39,113,172 issued in 2020 and 39,098,792 in 2019	39	39
Class B Common Stock, par value $0.001 per share; authorized 25,000,000 shares; issued and outstanding 1,617,998 in 2020 and 2019	2	2
Additional paid in capital	432,823	432,518
Retained earnings	749,678	698,496
Accumulated items of other comprehensive income:
Translation adjustments	(119,814)	(122,852)
Pension and postretirement liability adjustments	(49,436)	(49,994)
Derivative valuation adjustment	(10,409)	(3,135)
Treasury stock (Class A), at cost; 8,394,022 shares in 2020 and 8,408,770 shares in 2019	(256,074)	(256,391)
Total Company shareholders' equity	746,809	698,683
Noncontrolling interest	3,049	4,006
Total equity	749,858	702,689
Total liabilities and shareholders' equity	$1,490,692	$1,474,368

ALBANY INTERNATIONAL CORP. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income	$29,590	$40,125	$69,633	$103,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,285	15,672	47,289	46,659
Amortization	1,997	1,582	7,017	6,305
Change in deferred taxes and other liabilities	3,074	13,548	12,434	12,802
Provision for write-off of property, plant and equipment	303	(5)	536	1,101
Non-cash interest (income)/expense	(309)	151	(138)	454
Compensation and benefits paid or payable in Class A Common Stock	80	790	596	1,413
Fair value adjustment on foreign currency option	(64)	—	—	—
Provision for credit losses from uncollected receivables and contract assets	(105)	332	1,664	1,136
Foreign currency remeasurement loss/(gain) on intercompany loans	169	(1,049)	15,750	(2,656)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(2,048)	(10,282)	6,069	(8,276)
Contract assets	(7,923)	(9,605)	(27,932)	(6,558)
Inventories	4,585	(3,760)	(20,043)	(21,927)
Prepaid expenses and other current assets	(4,532)	131	(6,989)	(4,057)
Income taxes prepaid and receivable	(454)	304	(662)	662
Accounts payable	(5,108)	363	(15,491)	7,837
Accrued liabilities	2,838	3,407	(8,063)	(8,762)
Income taxes payable	1,786	(5,611)	3,741	1,619
Noncurrent receivables	(228)	(339)	169	(679)
Other noncurrent liabilities	111	(2,251)	(413)	(4,411)
Other, net	(388)	(6)	(1,474)	139
Net cash provided by operating activities	39,659	43,497	83,693	126,593

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(9,349)	(13,442)	(31,320)	(48,846)
Purchased software	(109)	(257)	(155)	(306)
Net cash used in investing activities	(9,458)	(13,699)	(31,475)	(49,152)

FINANCING ACTIVITIES
Proceeds from borrowings	—	—	70,000	20,000
Principal payments on debt	(17,005)	(58,006)	(76,016)	(95,014)
Principal payments on finance lease liabilities	(335)	(298)	(6,798)	(876)
Taxes paid in lieu of share issuance	—	—	(490)	(971)
Proceeds from options exercised	5	33	25	105
Dividends paid	(6,144)	(5,814)	(18,424)	(17,435)
Net cash used in financing activities	(23,479)	(64,085)	(31,703)	(94,191)

Effect of exchange rate changes on cash and cash equivalents	4,545	(7,207)	(751)	(7,266)

Increase/(decrease) in cash and cash equivalents	11,267	(41,494)	19,764	(24,016)
Cash and cash equivalents at beginning of period	204,037	215,233	195,540	197,755
Cash and cash equivalents at end of period	$215,304	$173,739	$215,304	$173,739

Reconciliation of non-GAAP measures to comparable GAAP measures

The following tables present Net sales and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net sales as reported, Q3 2020	Increase due to changes in currency translation rates	Q3 2020 sales on same basis as Q3 2019 currency translation rates	Net sales as reported, Q3 2019	% Change compared to Q3 2019, excluding currency rate effects
Machine Clothing	$138,747	$1,837	$136,910	$151,324	(9.5)%
Albany Engineered Composites	73,252	350	72,902	119,809	(39.2)%
Consolidated total	$211,999	$2,187	$209,812	$271,133	(22.6)%

(in thousands, except percentages)	Net sales as reported, YTD 2020	Decrease due to changes in currency translation rates	YTD 2020 sales on same basis as 2019 currency translation rates	Net sales as reported, YTD 2019	% Change compared to 2019, excluding currency rate effects
Machine Clothing	$428,782	$(1,287)	$430,069	$450,673	(4.6)%
Albany Engineered Composites	244,971	(136)	245,107	345,781	(29.1)%
Consolidated total	$673,753	$(1,423)	$675,176	$796,454	(15.2)%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q3 2020	Gross profit margin, Q3 2020	Gross profit, Q3 2019	Gross profit margin, Q3 2019
Machine Clothing	$71,471	51.5%	$79,225	52.4%
Albany Engineered Composites	15,831	21.6%	24,882	20.8%
Consolidated total	$87,302	41.2%	$104,107	38.4%

(in thousands, except percentages)	Gross profit, YTD 2020	Gross profit margin, YTD 2020	Gross profit, YTD 2019	Gross profit margin, YTD 2019
Machine Clothing	$227,734	53.1%	$234,040	51.9%
Albany Engineered Composites	52,020	21.2%	67,020	19.4%
Consolidated total	$279,754	41.5%	$301,060	37.8%

Adjusted EBITDA for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended September 30, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$45,699	$6,828	$(13,754)	$38,773
Interest, taxes, other income/(expense)	—	—	(9,183)	(9,183)
Net income/(loss) (GAAP)	45,699	6,828	(22,937)	29,590
Interest expense, net	—	—	2,242	2,242
Income tax expense	—	—	9,686	9,686
Depreciation and amortization expense	5,074	12,236	972	18,282
EBITDA (non-GAAP)	50,773	19,064	(10,037)	59,800
Restructuring expenses	384	358	(32)	710
Foreign currency revaluation (gains)/losses	1,422	(226)	(144)	1,052
Acquisition/integration costs	—	291	—	291
Pre-tax (income) attributable to noncontrolling interest	—	(22)	—	(22)
Adjusted EBITDA (non-GAAP)	$52,579	$19,465	$(10,213)	$61,831
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	37.9%	26.6%	—	29.2%

Three months ended September 30, 2019
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$51,906	$17,345	$(13,573)	$55,678
Interest, taxes, other income/(expense)	—	—	(15,553)	(15,553)
Net income/(loss) (GAAP)	51,906	17,345	(29,126)	40,125
Interest expense, net	—	—	3,987	3,987
Income tax expense	—	—	13,194	13,194
Depreciation and amortization expense	5,149	11,087	1,018	17,254
EBITDA (non-GAAP)	57,055	28,432	(10,927)	74,560
Restructuring expenses	(211)	(33)	—	(244)
Foreign currency revaluation (gains)/losses	(1,021)	341	(2,026)	(2,706)
Pre-tax (income) attributable to noncontrolling interest	—	(161)	—	(161)
Adjusted EBITDA (non-GAAP)	$55,823	$28,579	$(12,953)	$71,449
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	36.9%	23.9%	—	26.4%

Nine months ended September 30, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$149,418	$22,749	$(41,073)	$131,094
Interest, taxes, other income/(expense)	—	—	(61,461)	(61,461)
Net income/(loss) (GAAP)	149,418	22,749	(102,534)	69,633
Interest expense, net	—	—	10,042	10,042
Income tax expense	—	—	37,504	37,504
Depreciation and amortization expense	15,142	36,192	2,972	54,306
EBITDA (non-GAAP)	164,560	58,941	(52,016)	171,485
Restructuring expenses	1,414	2,606	169	4,189
Foreign currency revaluation (gains)/losses	(1,265)	501	14,705	13,941
Former CEO termination costs	—	—	2,742	2,742
Acquisition/integration costs	—	867	—	867
Pre-tax loss attributable to noncontrolling interest	—	1,412	—	1,412
Adjusted EBITDA (non-GAAP)	164,709	64,327	(34,400)	194,636
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.4%	26.3%	—	28.9%

Nine months ended September 30, 2019
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$145,688	$44,598	$(40,290)	$149,996
Interest, taxes, other income/(expense)	—	—	(46,204)	(46,204)
Net income/(loss) (GAAP)	145,688	44,598	(86,494)	103,792
Interest expense, net	—	—	13,035	13,035
Income tax expense	—	—	35,075	35,075
Depreciation and amortization expense	16,674	33,059	3,231	52,964
EBITDA (non-GAAP)	162,362	77,657	(35,153)	204,866
Restructuring expenses	1,125	18	(4)	1,139
Foreign currency revaluation (gains)/losses	(734)	655	(3,716)	(3,795)
Pre-tax (income) attributable to noncontrolling interest	—	(722)	—	(722)
Adjusted EBITDA (non-GAAP)	$162,753	$77,608	$(38,873)	$201,488
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	36.1%	22.4%	—	25.3%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$710	$232	$478	$0.01
Foreign currency revaluation (gains)/losses	1,052	526	526	0.02
Acquisition/integration costs	291	87	204	0.01

Three months ended September 30, 2019 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$(244)	$(67)	$(177)	$(0.01)
Foreign currency revaluation (gains)/losses	(2,706)	(744)	(1,962)	(0.06)

Nine months ended September 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$4,189	$1,377	$2,812	$0.08
Foreign currency revaluation (gains)/losses(a)	13,941	(483)	14,424	0.46
Former CEO termination costs	2,742	713	2,029	0.06
Acquisition/integration costs	867	259	608	0.03

(a) In Q1 2020, the company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, which results in an unusual relationship between the pre-tax and after-tax amounts.

Nine months ended September 30, 2019 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses	$1,139	$330	$809	$0.02
Foreign currency revaluation (gains)/losses	(3,795)	(1,073)	(2,722)	(0.08)

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended September 30,		Nine months ended September 30,
Per share amounts (Basic)	2020	2019	2020	2019
Earnings per share (GAAP)	$0.92	$1.24	$2.20	$3.20
Adjustments, after tax:
Restructuring expenses	0.01	(0.01)	0.08	0.02
Foreign currency revaluation (gains)/losses	0.02	(0.06)	0.46	(0.08)
Former CEO termination costs	—	—	0.06	—
Acquisition/integration costs	0.01	—	0.03	—
Adjusted Earnings per share	$0.96	$1.17	$2.83	$3.14

The calculations of net debt are as follows:

(in thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Current maturities of long-term debt	$12	$17	$20	$20
Long-term debt	418,000	435,000	491,002	424,009
Total debt	418,012	435,017	491,022	424,029
Cash and cash equivalents	215,304	204,037	222,680	195,540
Net debt	$202,708	$230,980	$268,342	$228,489

The tables below provide a reconciliation of forecasted full-year 2020 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2020 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$181	$189	$24	$32
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	19	21	47	49
EBITDA (non-GAAP)	200	210	70	80
Restructuring expenses, net (c)	1	1	3	3
Foreign currency revaluation (gains)/losses (c)	(1)	(1)	—	—
Acquisition/integration costs (c)	—	—	1	1
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$200	$210	$75	$85
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2020 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$88	$91
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense, net	13	14
Income tax expense	47	48
Depreciation and amortization	70	75
EBITDA (non-GAAP)	217	227
Restructuring expenses, net (c)	4	4
Foreign currency revaluation (gains)/losses (c)	14	14
Former CEO termination costs	3	3
Acquisition/integration costs (c)	1	1
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$240	$250

	Total Company
Forecast of Full Year 2020 Earnings per share (basic) (d)	Low	High
Net income attributable to the Company (GAAP)	$2.72	$2.82
Restructuring expenses, net (c)	0.08	0.08
Foreign currency revaluation (gains)/losses (c)	0.46	0.46
Former CEO termination costs	0.06	0.06
Acquisition/integration costs (c)	0.03	0.03
Adjusted Earnings per share (non-GAAP)	$3.35	$3.45

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2020; the amount shown represents the value incurred through the third quarter.
(d) Calculations based on shares outstanding estimate of 32.3 million.

About Albany International Corp.

Albany International is a global advanced textiles and materials processing company, with two core businesses. The Machine Clothing segment is the world’s leading producer of custom-designed fabrics and belts essential to production in the paper, nonwovens, and other process industries. Albany Engineered Composites is a rapidly growing supplier of highly engineered composite parts for the aerospace industry. Albany International is headquartered in Rochester, New Hampshire, operates 23 plants in 11 countries, employs over 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition and related retention agreement expenses and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO severance costs, acquisition and related retention agreement expenses, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses in the MC segment, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2020 and in future years; expectations in 2020 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com